September 13, 2016
Jennifer Wong
641 Fifth Avenue
New York, NY 10022
Dear Jen:
You and Time Inc. (the "Company") are parties to an employment agreement, dated December 11, 2015, which establishes the terms and conditions of your employment with the Company (the “Agreement”). This letter amends certain provisions of that Agreement, effective as of September 19, 2016, in the manner set forth below.
1.    Section 1 of the Agreement is amended to change the expiration date of the term of the Agreement from March 31, 2018 to September 30, 2019.
2.    The first sentence of Section 2 of the Agreement is deleted and replaced in its entirety by the following two sentences:
During the Term of Employment, the Company will employ you as Chief Operating Officer, with responsibility for (i) all digital operations and business development, (ii) all product development and engineering, (iii)  the Foundry division, and (iv) the Consumer Marketing and Revenue division. The Company may employ you in additional or other capacities at the Company and/or its affiliates without additional compensation to you consistent with your senior position.
3.    Section 3.1 of the Agreement is amended to change your stated annual base salary from $500,000 to $750,000. Such change in the rate of your base salary shall be given effect starting September 19, 2016.
4.    Section 3.2(b) of the Agreement is amended to change your annual long-term target incentive value from $400,000 to $500,000. Such change shall be effective with respect to the annual long-term incentive awards that will be granted starting in 2017.
5.    Section 5.4 of the Agreement is amended to change the Severance Period from 12 months to 18 months.
6.    Except as otherwise expressly provided herein, the Agreement shall continue in full force and effect.
If the foregoing correctly sets forth the understanding between you and the Company, please sign and date below and return this Agreement to the Company.

TIME INC.:                    CONFIRMED AND AGREED:
By: _/s/_ Greg Giangrande _____        __/s/ Jennifer Wong______________
Greg Giangrande, EVP & Chief             Jennifer Wong
Resources Officer
Dated: _9/13/16______________        Dated: __9/13/16________________